UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2023, T-Mobile US, Inc. (the “Company”) entered into a letter agreement (the “Ray Letter Agreement”) with Neville Ray, the Company’s President, Technology setting forth certain benefits Mr. Ray will be entitled to receive from the Company upon his retirement. The Company and Mr. Ray have agreed that Mr. Ray’s retirement date will be on or about October 1, 2023. When Mr. Ray retires on that date, he will be entitled to receive the following (subject to his timely execution and non-revocation of a release of claims in favor of the Company):

•

a prorated portion of his annual short-term incentive award for the calendar year of his retirement, based on actual performance through the calendar quarter ending immediately prior to his retirement date and prorated based on the number of days he is employed by the Company during such calendar year;

•	his outstanding and unvested time-based restricted stock units (“RSUs”) shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreements;

•

his outstanding and unvested performance-based RSUs (“PRSUs”) shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreement, with the number of PRSUs earned based on the lesser of (i) actual performance during the full performance period or (ii) actual performance during the portion of the performance period ending on the retirement date;

•	Company-paid group medical and dental benefits for up to 18 months following retirement; and

•	continued eligibility for the Company’s employee mobile service discount program.

Upon Mr. Ray’s death or disability following his retirement, but prior to the last date on which any RSUs or PRSUs become vested in accordance with the Ray Letter Agreement, his then-outstanding and unvested RSUs and PRSUs will vest in full as of the date of his death or disability, with the number of PRSUs earned determined as described above.

In addition, pursuant to the Ray Letter Agreement, no further RSUs or PRSUs will be granted to Mr. Ray in the period that is 12 months prior to the retirement date.

The Ray Letter Agreement provides that Mr. Ray must continue to comply with certain restrictive covenants for 12 months following his retirement date (or, if later, the last date on which any RSUs or PRSUs vest in accordance with the terms of the Ray Letter Agreement).

The foregoing description of the Ray Letter Agreement is qualified in its entirety by the full text of the Ray Letter Agreement, a copy of which will be subsequently filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

February 13, 2023	/s/ Peter Osvaldik
Peter Osvaldik Executive Vice President and Chief Financial Officer